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                                                                     Exhibit (j)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 105 to File No. 33-07404; Amendment No. 105 to File No. 811-4760) of Scudder Advisor Funds of our reports dated November 7, 2003 included in the 2003 Annual Report to shareholders of Scudder PreservationPlus Income Fund.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 26, 2004

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 105 to the registration statement of Scudder Advisor Fund on Form N-1A ("Registration Statement") of our report dated November 24, 2003 relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of the Scudder Mid Cap Fund and Scudder Small Cap Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" "Counsel and Independent Accountants" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 27, 2004